Exhibit 99.1

Reconciliation of Pro Forma Financial Information

The following pro forma financial information is based on (i) the quarterly unaudited consolidated financial statements of CCO Holdings, LLC ("CCO Holdings"); (ii) the unaudited consolidated financial statements of Time Warner Cable Inc. ("TWC") contained in its 2015 and 2016 Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission ("SEC"); (iii) the audited consolidated financial statements of CCO Holdings contained in Exhibit 99.2 in the Company's Current Report on Form 8-K filed with the SEC on June 6, 2016; (iv) the audited consolidated financial statements of TWC contained in its 2015 Annual Reports on Form 10-K as filed with the SEC; (v) the 2015 and first quarter of 2016 condensed consolidated unaudited quarterly financial statements of Bright House Networks, LLC ("Bright House") contained in Charter's Current Reports on Form 8-K filed with the SEC on November 5, 2015 and July 29, 2016, Charter's preliminary joint proxy statement/prospectus filed with the SEC on June 26, 2015 and Charter's definitive joint proxy statement/prospectus filed with the SEC on August 20, 2015; (vi) the 2015 consolidated audited financial statements of Bright House contained in Charter's Current Reports on Form 8-K filed with the SEC on April 7, 2016; and (vii) the unaudited consolidated financial information of TWC and Bright House for the 47 day period from April 1, 2016 to May 17, 2016.

The results of operations data on a pro forma basis are provided for illustrative purposes only and are based on available information and assumptions that CCO Holdings believes are reasonable and do not purport to represent what the actual consolidated results of operations of CCO Holdings would have been had the Transactions occurred as of January 1, 2015, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position.

CCO HOLDINGS, LLC AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
(DOLLARS IN MILLIONS)

	Three Months ended March 31, 2015
	CCO Holdings		Pro Forma		CCO Holdings	Bright	Pro Forma		CCO Holdings
	Historical	TWC	Adjustments		Pro Forma	House	Adjustments		Pro Forma

REVENUES	$2,362	$5,777	$46	[a]	$8,185	$978	$(22)	[a]	$9,141

COSTS AND EXPENSES:
Operating costs and expenses (exclusive of items shown separately below)	1,581	3,781	81	[a]	5,443	668	(62)	[a]	6,049
Depreciation and amortization	514	886	553	[b]	1,953	111	95	[b]	2,159
Other operating expenses, net	18	26	(25)	[c]	19	—	(1)	[c]	18
	2,113	4,693	609		7,415	779	32		8,226

Income from operations	249	1,084	(563)		770	199	(54)		915

OTHER INCOME (EXPENSES):
Interest expense, net	(242)	(348)	(203)	[d]	(793)	(7)	(1)	[d]	(801)
Loss on financial instruments, net	(6)	—	—		(6)	—	—		(6)
Other income, net	—	10	—		10	1	—		11
	(248)	(338)	(203)		(789)	(6)	(1)		(796)

Income (loss) before taxes	1	746	(766)		(19)	193	(55)		119

Income tax expense	(1)	(288)	288	[e]	(1)	—	—		(1)

Consolidated net income (loss)	—	458	(478)		(20)	193	(55)		118

Less: Noncontrolling interest	(10)	—	—		(10)	—	—		(10)

Net income (loss) before non-recurring charges directly attributable to the Transactions	$(10)	$458	$(478)		$(30)	$193	$(55)		$108

	Three Months ended June 30, 2015
	CCO Holdings		Pro Forma		CCO Holdings	Bright	Pro Forma		CCO Holdings
	Historical	TWC	Adjustments		Pro Forma	House	Adjustments		Pro Forma

REVENUES	$2,430	$5,926	$45	[a]	$8,401	$989	$(20)	[a]	$9,370

COSTS AND EXPENSES:
Operating costs and expenses (exclusive of items shown separately below)	1,601	3,896	84	[a]	5,581	665	(60)	[a]	6,186
Depreciation and amortization	528	919	553	[b]	2,000	113	94	[b]	2,207
Other operating (income) expenses, net	32	82	(89)	[c]	25	(22)	(2)	[c]	1
	2,161	4,897	548		7,606	756	32		8,394

Income from operations	269	1,029	(503)		795	233	(52)		976

OTHER INCOME (EXPENSES):
Interest expense, net	(214)	(350)	(171)	[d]	(735)	(9)	(1)	[d]	(745)
Loss on extinguishment of debt	(126)	—	—		(126)	—	—		(126)
Gain on financial instruments, net	1	—	—		1	—	—		1
Other income, net	—	127	—		127	—	—		127
	(339)	(223)	(171)		(733)	(9)	(1)		(743)

Income (loss) before taxes	(70)	806	(674)		62	224	(53)		233

Income tax expense	(6)	(343)	343	[e]	(6)	—	—		(6)

Consolidated net income (loss)	(76)	463	(331)		56	224	(53)		227

Less: Noncontrolling interest	(11)	—	—		(11)	—	—		(11)

Net income (loss) before non-recurring charges directly attributable to the Transactions	$(87)	$463	$(331)		$45	$224	$(53)		$216

	Three Months ended September 30, 2015
	CCO Holdings		Pro Forma		CCO Holdings	Bright	Pro Forma		CCO Holdings
	Historical	TWC	Adjustments		Pro Forma	House	Adjustments		Pro Forma

REVENUES	$2,450	$5,922	$48	[a]	$8,420	$964	$(23)	[a]	$9,361

COSTS AND EXPENSES:
Operating costs and expenses (exclusive of items shown separately below)	1,620	3,942	82	[a]	5,644	666	(63)	[a]	6,247
Depreciation and amortization	538	935	553	[b]	2,026	116	95	[b]	2,237
Other operating (income) expenses, net	19	44	(67)	[c]	(4)	(2)	—		(6)
	2,177	4,921	568		7,666	780	32		8,478

Income from operations	273	1,001	(520)		754	184	(55)		883

OTHER INCOME (EXPENSES):
Interest expense, net	(192)	(351)	(171)	[d]	(714)	(9)	(1)	[d]	(724)
Loss on financial instruments, net	(5)	—	—		(5)	—	—		(5)
Other income, net	—	10	—		10	—	—		10
	(197)	(341)	(171)		(709)	(9)	(1)		(719)

Income (loss) before taxes	76	660	(691)		45	175	(56)		164

Income tax benefit (expense)	219	(223)	223	[e]	219	—	—		219

Consolidated net income	295	437	(468)		264	175	(56)		383

Less: Noncontrolling interest	(13)	—	—		(13)	—	—	[f]	(13)

Net income before non-recurring charges directly attributable to the Transactions	$282	$437	$(468)		$251	$175	$(56)		$370

	Three Months ended December 31, 2015
	CCO Holdings		Pro Forma		CCO Holdings	Bright	Pro Forma		CCO Holdings
	Historical	TWC	Adjustments		Pro Forma	House	Adjustments		Pro Forma

REVENUES	$2,512	$6,072	$44	[a]	$8,628	$992	$(19)	[a]	$9,601

COSTS AND EXPENSES:
Operating costs and expenses (exclusive of items shown separately below)	1,624	3,940	79	[a]	5,643	656	(53)	[a]	6,246
Depreciation and amortization	545	956	553	[b]	2,054	119	94	[b]	2,267
Other operating (income) expenses, net	20	51	(70)	[c]	1	(1)	1	[c]	1
	2,189	4,947	562		7,698	774	42		8,514

Income from operations	323	1,125	(518)		930	218	(61)		1,087

OTHER INCOME (EXPENSES):
Interest expense, net	(192)	(352)	(145)	[d]	(689)	(8)	(1)	[d]	(698)
Gain on financial instruments, net	6	—	—		6	—	—		6
Other expense, net	—	3	—		3	—	—		3
	(186)	(349)	(145)		(680)	(8)	(1)		(689)

Income (loss) before taxes	137	776	(663)		250	210	(62)		398

Income tax expense	(2)	(290)	290	[e]	(2)	—	—		(2)

Consolidated net income (loss)	135	486	(373)		248	210	(62)		396

Less: Noncontrolling interest	(12)	—	—		(12)	—		[f]	(12)

Net income (loss) before non-recurring charges directly attributable to the Transactions	$123	$486	$(373)		$236	$210	$(62)		$384

	Three Months ended March 31, 2016
	CCO Holdings		Pro Forma		CCO Holdings	Bright	Pro Forma		CCO Holdings
	Historical	TWC	Adjustments		Pro Forma	House	Adjustments		Pro Forma

REVENUES	$2,530	$6,191	$45	[a]	$8,766	$1,015	$(18)	[a]	$9,763

COSTS AND EXPENSES:
Operating costs and expenses (exclusive of items shown separately below)	1,671	4,032	60	[a]	5,763	685	(56)	[a]	6,392
Depreciation and amortization	539	974	450	[b]	1,963	112	88	[b]	2,163
Other operating (income) expenses, net	18	40	(46)	[c]	12	(1)	2	[c]	13
	2,228	5,046	464		7,738	796	34		8,568

Income from operations	302	1,145	(419)		1,028	219	(52)		1,195

OTHER INCOME (EXPENSES):
Interest expense, net	(200)	(350)	(149)	[d]	(699)	(5)	(4)	[d]	(708)
Loss on financial instruments, net	(5)	—	—		(5)	—	—		(5)
Other income, net	—	11	—		11	—	—		11
	(205)	(339)	(149)		(693)	(5)	(4)		(702)

Income (loss) before taxes	97	806	(568)		335	214	(56)		493

Income tax expense	—	(312)	312	[e]	—	—	—		—

Net income (loss) before non-recurring charges directly attributable to the Transactions	$97	$494	$(256)		$335	$214	$(56)		$493

	Three Months ended June 30, 2016
	CCO Holdings				Pro Forma		CCO Holdings	Bright		Pro Forma		CCO Holdings
	Historical	[1]	TWC	[2]	Adjustments		Pro Forma	House	[2]	Adjustments		Pro Forma

REVENUES	$6,161		$3,285		$20	[a]	$9,466	$531		$(9)	[a]	$9,988

COSTS AND EXPENSES:
Operating costs and expenses (exclusive of items shown separately below)	4,012		2,169		38	[a]	6,219	344		(34)	[a]	6,529
Depreciation and amortization	1,435		515		221	[b]	2,171	64		39	[b]	2,274
Other operating (income) expenses, net	(231)		20		(25)	[c]	(236)	—		(1)	[c]	(237)
	5,216		2,704		234		8,154	408		4		8,566

Income from operations	945		581		(214)		1,312	123		(13)		1,422

OTHER INCOME (EXPENSES):
Interest expense, net	(462)		(182)		(77)	[d]	(721)	—		(2)	[d]	(723)
Loss on extinguishment of debt	(110)		—		—		(110)	—		—		(110)
Loss on financial instruments, net	(50)		—		—		(50)	—		—		(50)
Other income, net	—		4		—		4	—		—		4
	(622)		(178)		(77)		(877)	—		(2)		(879)

Income (loss) before taxes	323		403		(291)		435	123		(15)		543

Income tax benefit (expense)	(7)		(160)		160	[e]	(7)	—		—		(7)

Net income before non-recurring charges directly attributable to the Transactions	$316		$243		$(131)		$428	$123		$(15)		$536

1.
Includes the results of operations of CCO Holdings for the three months ended June 30, 2016 and the results of operations of Legacy TWC and Legacy Bright House from the date of acquisition (May 18, 2016) through June 30, 2016.

2.	Includes the results of operations of Legacy TWC and Legacy Bright House for the period from April 1, 2016 through May 17, 2016.

Notes to the Pro Forma Statements of Operations Adjustments

Refer to Exhibit 99.1 included in Charter's Current Report on Form 8-K/A filed with the Securities and Exchange Commission on July 29, 2016 for more detailed information regarding these adjustments.

(a)	Adjustments to revenues and operating costs and expenses reflect:

•	a reclassification to conform to CCO Holdings' financial statement classification for processing fees revenue, among other revenue items; and

•	eliminations of revenue/expense between CCO Holdings, TWC and Bright House including the TWC management fee incurred by Bright House.
Operating costs and expenses also include adjustments for:

•	incremental replacement stock award compensation expense for TWC employees;

•	elimination of amortization of actuarial gains (losses) and prior service credits for pension plans;

•	a Bright House adjustment to capitalize residential installation labor and other labor costs to conform to CCO Holdings' capitalization accounting policy; and

•	elimination of costs related to parent company obligations not assumed in the Bright House transactions;

•	incremental expense from a related party eliminated in consolidation at the parent level; and

•	other reclassifications to conform to CCO Holdings' financial statement classification.

(b)
Adjustments to depreciation and amortization represent additional expense as a result of adjusting TWC and Bright House property, plant and equipment and customer relationships to fair value in accordance with acquisition accounting. The pro forma adjustments are based on current estimates and may not reflect actual depreciation and amortization once the purchase price allocation is finalized and final determination of useful lives is made.

(c)	Adjustments to other operating (income) expenses, net reflect:

•	elimination of TWC stock compensation expense classified by TWC as merger-related in other operating expense;

•	elimination of CCO Holdings and TWC transaction costs directly related to the transactions; and

•	other reclassifications to conform to CCO Holdings' financial statement classification.

(d)	Adjustments to interest expense, net reflect:

•	additional interest expense on new debt issued and related amortization of deferred financing fees;

•	amortization of net premium as a result of adjusting assumed TWC long-term debt to fair value;

•	elimination of amortization related to TWC’s previously deferred financing fees and debt discounts;

•	elimination of historical interest expense incurred by Bright House as debt is not assumed in the Bright House transactions.

(e)	Adjustments to income tax benefit (expense) to reflect the elimination of income tax expense at TWC as TWC is no longer a corporate entity.